UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2014

ARC Group Worldwide, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah
(State or other jurisdiction of incorporation)

001-33400 (Commission File Number)	87-0454148 (IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-467-5236

N/A
Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.
ARC Group Worldwide, Inc. (the “Company”) is hereby furnishing the following information under Regulation FD:
On October 8, 2014, ARC Group Worldwide, Inc. (the “Company”) presented, in a conference call open to the general public, the results for the fiscal year ended June 30, 2014 and discussed results for the first quarter ended September 28, 2014.  The Company’s Chief Executive Officer and Chief Financial Officer also responded to questions regarding Company performance, the 2014 acquisitions, management’s strategy and objectives, industry trends and general operational matters.  A transcript of the presentation can be obtained on the Company’s website on the investor relations page at the following link: http://www.arcgroupworldwide.com/investor-relations.php.  The information available on the Company website is not incorporated by reference and is not part of this Report, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act of 1934, as amended.
The information in this Item 7.01 is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if and only to the extent such subsequent filing specifically references such information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.
(Registrant)

Date: October 9, 2014	By:	/s/ Jason T. Young
Name: Jason T. Young
Title: President and Chief Executive Officer